QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
HAWKINS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HAWKINS, INC.
3100 East Hennepin Avenue
Minneapolis, Minnesota 55413

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held
August 14, 2003

To our Shareholders:

        The Annual Meeting of shareholders of Hawkins, Inc. (the "Company") will be held at the Four Points Sheraton Hotel, 1330 Industrial Boulevard, Minneapolis, Minnesota, on Thursday, August 14, 2003, at 3:00 P.M., Central Daylight Time, for the following purposes:

  1.
  To elect nine directors.

  2.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on July 7, 2003 as the record date for determining the shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote. The Company's transfer books will not be closed.

Dated: July 17, 2003.	BY ORDER OF THE BOARD OF DIRECTORS
MARVIN E. DEE, Secretary

IMPORTANT:    To assure the necessary representation at the Annual Meeting, you are urged to SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY TO SAVE THE COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION. You may revoke your proxy at any time prior to its exercise and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

PROXY STATEMENT

HAWKINS, INC.
3100 East Hennepin Avenue
Minneapolis, Minnesota 55413

July 17, 2003

        The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hawkins, Inc. (the "Company") to be voted at the Annual Meeting of shareholders of the Company to be held on Thursday, August 14, 2003 at the Four Points Sheraton Hotel, 1330 Industrial Boulevard, Minneapolis, Minnesota, at 3:00 p.m., Central Daylight Time, and at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to shareholders began on or about July 17, 2003.

SOLICITATION

        The cost of soliciting proxies and of the notices of the meeting, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, mail or electronic mail by directors, officers and regular employees of the Company. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions. The Company will reimburse such organizations for their expenses.

REVOCATION AND VOTING OF PROXY

        Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions in such proxy, unless the proxy is properly revoked prior to the meeting. Any shareholder giving a proxy may revoke it prior to its exercise at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the Annual Meeting and casting his or her votes personally.

        Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the nominees for director as set forth in this Notice of Annual Meeting of Shareholders. Management is not aware of any other business that will, or is likely to, come before the meeting. If any other business does properly come before the meeting, such persons will vote in accordance with their judgment as to what is in the Company's best interests.

        A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Pursuant to Minnesota law and the Company's Amended and Second Restated Articles of Incorporation, abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

OUTSTANDING SHARES AND VOTING RIGHTS

        At the close of business on July 7, 2003, the record date, there were 10,216,688 shares of the Company's common stock, par value $.05 per share, outstanding. The common stock is the only outstanding class of capital stock of the Company. Holders of common shares are entitled to one vote for each share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent of the Company's common stock to file initial reports of ownership and reports of changes in ownership of common stock of the Company with the Securities and Exchange Commission(SEC). Executive officers, directors and persons who beneficially own more than ten percent of the common stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the Company's executive officers and directors, all Section 16(a) filing requirements applicable to the Company's executive officers and directors have been satisfied, except that Dean L. Hahn failed to file reports on a timely basis for a transaction in October 2002 and a transaction in December 2002 which have since been filed and Donald L. Shipp failed to file a report on a timely basis for a transaction in January 2003 which has since been filed.

SECURITY OWNERSHIP OF MANAGEMENT
AND BENEFICIAL OWNERSHIP

        The following table contains information as of May 30, 2003 concerning the beneficial ownership of the Company's common shares by all directors and nominees, by the executive officers named in the Summary Compensation table, by all current directors and executive officers as a group and by shareholders known to the Company to beneficially own more than 5% of its common shares. Unless otherwise noted, the address for each shareholder listed below is the Company's executive offices.

Beneficial Owner	Number of Shares(a)		Percent of Class
Royce & Associates, LLC	962,045	(b)	9.4%
Marvin E. Dee	1,617	(c)	*
G. Robert Gey	5,393		*
Dean L. Hahn	112,209	(d)	1.1%
Howard M. Hawkins	206,654	(e)	2.0%
John R. Hawkins	63,712	(f)	*
Duane M. Jergenson	9,692		*
John S. McKeon	22,445	(g)	*
Kurt R. Norman	18,748	(h)	*
Keenan A. Paulson	7,283	(i)	*
John R. Sevenich	21,318	(j)	*
Donald L. Shipp	284,920	(k)	2.8%
Daryl I. Skaar	2,711		*
All current directors and officers as a group (13 persons)	764,591	(l)	7.5%
Trustees, Hawkins, Inc. Employee Stock Ownership Plan and Trust	1,943,615	(m)	19.0%

*
Less than one percent.

(a)
Unless otherwise noted, all shares shown are held by shareholders possessing sole voting and investment power with respect to such shares.

(b)
Based on Form 13F Holdings Report filed by Royce & Associates, LLC with the SEC on May 7, 2003 for the period ended March 31, 2003. The address for Royce & Associates is 1414 Avenue of the Americas, New York, NY 10019.

(c)
Does not include shares representing the beneficial interest of Mr. Dee as of March 31, 2003 in the Company's Employee Stock Ownership Plan (2,900 shares).

(d)
Includes 22,553 shares that Mr. Hahn holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Hahn's beneficial interest as of March 31, 2003 in the Company's Employee Stock Ownership Plan (12,881 shares).

(e)
Includes 64,195 shares held by Mr. Hawkins' wife as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership; and 39,246 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Hawkins as of March 31,2003 in the Company's Employee Stock Ownership Plan (103,922 shares).

(f)
Includes 59,052 shares that Mr. Hawkins holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing Mr. Hawkins' beneficial interest as of March 31, 2003 in the Company's Employee Stock Ownership Plan (125,107 shares).

(g)
Includes 426 shares held by Mr. McKeon as custodian for a child as to which Mr. McKeon has sole voting and investment power, but as to which he disclaims beneficial ownership.

(h)
Includes 1,428 shares held by Mr. Norman's wife as custodian for their children, as to which he disclaims beneficial ownership. Includes 2,320 shares that Mr. Norman holds jointly with his wife as to which he shares voting and investment power. Does not include shares representing the beneficial interest of Mr. Norman as of March 31, 2003 in the Company's Employee Stock Ownership Plan (30,727 shares).

(i)
Includes 6,755 shares that Ms. Paulson holds jointly with her husband and 528 shares that Ms. Paulson holds jointly with a child as to which she shares voting and investment power. Does not include shares representing the beneficial interest of Ms. Paulson as of March 31, 2003 in the Company's Employee Stock Ownership Plan (66,395 shares).

(j)
Does not include shares representing the beneficial interest of Mr. Sevenich as of March 31, 2003 in the Company's Employee Stock Ownership Plan (20,785 shares).

(k)
Includes 107,359 shares held by Mr. Shipp's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership.

(l)
Does not include shares representing the beneficial interest of the directors and officers as of March 31, 2003 in the Company's Employee Stock Ownership Plan (375,254 shares).

(m)
The current trustees of the Hawkins, Inc. Employee Stock Ownership Plan and trust are John R. Hawkins, Kurt R. Norman, and Marvin E. Dee. Although these individuals could be deemed to "beneficially own" all of the shares held by this Plan because of their shared voting and investment power with respect to those shares, they have not been included in the share ownership figures listed above for these individuals or for all current directors and officers as a group. Voting rights as to shares of the Company's stock are passed through to participants under the Employee Stock Ownership Plan and Trust.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

ELECTION OF DIRECTORS
(PROPOSAL 1)

        At the forthcoming meeting, nine persons are to be elected to the Company's Board of Directors, each to hold office for the ensuing year or until his successor is duly elected and qualified. The Company's bylaws provide for a Board of Directors of not fewer than three nor more than eleven directors. The Company's bylaws provide that the nominees must be elected by the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting (whether in person or by proxy). Abstentions have the effect of a vote against the nominees. Proxies will be voted for the election of all nominees unless you direct otherwise. Should any nominee decline or be unable to accept such nomination or to serve as a director (an event which management does not now expect to occur), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

Information About Nominees

        All nominees who are now directors of the Company have served continuously since the year indicated below. The following information, including the principal occupation or employment of each nominee, has been furnished to the Company by the respective nominees, as of May 30, 2003; all positions are with the Company unless otherwise noted.

Nominee	Principal Occupation and Employment	Age	Director Since
John R. Hawkins	Chairman of the Board and Chief Executive Officer since February 2000; President from December 1998 to February 2000; Executive Vice President from 1997 to December 1998; Vice President of Sales from 1987 to 1997; Secretary from 1991 to 1999.	51	1989
Kurt R. Norman	President and Chief Operating Officer since February 2000; Vice President from February 1999 to February 2000; Vice President, Hawkins Water Treatment Group from 1996 to February 1999; General Manager of Hawkins Water Treatment Group from 1988 to 1996.	47	2000
Dean L. Hahn	Retired; Chairman of the Board and Chief Executive Officer from 1996 to 2000; President from 1983 to 1996.	69	1974
Donald L. Shipp	Retired; Vice Chairman from December 1998 to September 2000; President from 1996 to December 1998; Executive Vice President from 1983 to 1996; President of Feed-Rite Controls, Inc., then a subsidiary of the Company, from 1967 to 1996.	68	1977
Howard M. Hawkins	Retired; Treasurer from 1973 to 1999; Vice President from 1996 to 1999.	59	1976
John S. McKeon	President and Chief Operating Officer of ConAgra Foods Snack Foods Group (formerly Golden Valley Microwave Foods, Inc.) since August 1993; President of McKeon Associates, Inc. 1991 to 1993 (corporate finance consulting); Vice President of Northstar Industries, Inc. 1976 to 1990.	58	1984

Duane M. Jergenson	Retired; Vice President of Operations, Taylor Corporation from 1985 to 1999. Various positions with Taylor Corporation from 1966 to 1985.	56	1996
G. Robert Gey	President of Fuller Brands since 2003 and President of The Fuller Brush Company since 2002; President, Pentair Service Equipment Business from 1996 to 2001; Vice President, Pentair Corporate Development from 1995 to 1996; President, Niagara Paper Corp. from 1992 to 1995; various positions with Pentair, Inc. from 1983 to 1992.	58	1999
Daryl I. Skaar	Retired; Vice President and Chief Procurement Officer of Lucent Technologies from 1997 to 2000; various positions at 3M from 1965 to 1997, most recently as Vice President of Purchasing and Packaging Engineering.	61	2001

        Howard M. Hawkins and John R. Hawkins are brothers. Donald L. Shipp is the father-in-law of Kurt R. Norman. There are no other family relationships between any executive officers or directors of the Company.

Additional Information About the Board of Directors and its Committees

        The Board of Directors held four meetings in fiscal 2003. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served, with the exception of John S. McKeon, who attended 25% of all the meetings of the Board during fiscal 2003. Mr. McKeon attended 83% of all meetings of the committees on which he served during fiscal 2003. The Audit Committee, which presently consists of John S. McKeon, Duane M. Jergenson, G. Robert Gey and Daryl I. Skaar is responsible for, among other things, selecting and appointing the Company's independent auditors, meeting with the independent auditors and financial management to review the scope of the audit and the audit procedures, reviewing annually the responsibilities of the Audit Committee and recommending to the Board of Directors any changes to these responsibilities, and establishing and reviewing internal controls. The Audit Committee held four meetings during fiscal 2003. The Compensation Committee, which consists of John S. McKeon, Duane M. Jergenson, G. Robert Gey and Daryl I. Skaar is responsible for establishing compensation policies for the Company and for reviewing and setting compensation for senior executives of the Company. The Compensation Committee held two meetings during fiscal 2003.

Nomination

        Sections 8 through 11 of Article II of the Company's Second Amended and Superseding By-Laws, as currently in effect (the "Bylaws"), provide that a candidate may not be nominated for election as a director at the meeting of shareholders unless the nomination was previously submitted to the Board or its nominating committee. A shareholder wishing to nominate a candidate for director must do so no later than sixty days following the end of the Company's fiscal year. Nominations are deemed made when the Secretary of the Company receives all of the following: (1) all information about the nominee that may be required to be provided in any proxy statement pursuant to the Securities Exchange Act of 1934 and regulations promulgated thereunder; (2) an executed directors' questionnaire provided by the Company and completed by the nominee; (3) the nominee's statement consenting to his nomination and agreeing to serve, if elected; and (4) evidence that the person making the nomination is a shareholder. After reviewing the submission, the Board or the appointed nominating committee may, but need not, designate one or more of the nominees to appear as an alternate candidate on any proxy solicited by management or any proxy statement furnished by management. The number of such alternate candidates may not exceed the number of directors to be elected at that annual meeting. Exclusion of any eligible candidate from a proxy solicited by management does not affect the right of shareholders to nominate, vote for, or elect such candidate at any shareholders' meeting held within twelve months after submission of the nomination material described above.

Director Compensation

        During fiscal 2003, each director who is not an employee of the Company was paid $12,000 as a retainer plus $1,000 for each meeting attended.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

OTHER MATTERS

        Management does not know of any other business which will be presented for consideration at the meeting. If, however, any other business does properly come before the meeting, proxies will be voted in accordance with the judgment of the person or persons acting under them as to what is in the best interests of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP, independent certified public accountants, have been the auditors of the Company since 1971. They have been retained by the Board of Directors as the Company's auditors for the current fiscal year.

        Representatives of Deloitte & Touche LLP are expected to attend this meeting with the opportunity to make a statement if they desire. They will be available to respond to appropriate questions.

        During the fiscal year ended March 30, 2003, Deloitte & Touche LLP provided various audit, audit related and non-audit services to the Company as follows:

  •
  Audit Fees: Audit fees for professional services rendered for the audit of the Company's fiscal 2003 financial statements and review of financial statements in the Company's Form 10-Q Reports were $103,000.

  •
  Financial Information Systems Design and Implementation Fees: Aggregate fees billed for services rendered in fiscal 2003 were $0.

  •
  All Other Fees: Professional fees for fiscal 2003 for all other services, including benefit plan audits and other, totaled $25,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is responsible for selecting auditors, ensuring the fiscal integrity of the Company and establishing and reviewing internal controls. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee was comprised of the following directors during fiscal 2003:

Name of Director	Director Since
John S. McKeon, Chair	1984
Duane M. Jergenson	1996
G. Robert Gey	1999
Daryl I. Skaar	2001

        During fiscal 2003, the Audit Committee considered the revised requirements for members of audit committees adopted by the SEC. All of the members of the Audit Committee have been determined to be independent. None of the members of the Audit Committee were officers or employees of the Company during fiscal 2003 or had a relationship with the Company that would, in the opinion of the Board of Directors, interfere with the exercise of his independence from management and the Company. All members of the Audit Committee have substantial experience in financial matters and business operations.

        The Audit Committee has (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the Company's independent auditors, Deloitte & Touche, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received from the auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors' independence (iv) considered whether the level of non-audit services provided by Deloitte & Touche LLP is compatible with maintaining the independence of its auditors.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended March 30, 2003 be included in the Company's Annual Report on Form 10-K for filing with the SEC. Additionally, the Audit Committee reviewed the Company's quarterly results prior to public release.

John S. McKeon, Chair        Duane M. Jergenson        G. Robert Gey        Daryl I. Skaar
Audit Committee of the Board of Directors

COMPENSATION AND OTHER BENEFITS

        The following table sets forth the compensation of the Chief Executive Officer and the four highest paid executive officers(collectively, the "Named Executive Officers"):

Summary Compensation Table

Compensation
Name and Principal Position	Fiscal Year*	Salary	Bonus	Other Compensation(a)	All Other Compensation(b)(c)
John R. Hawkins(1) Chairman of the Board and Chief Executive Officer	2003 2002 2001 2000	$166,650 82,500 163,776 155,988	$173,000 85,000 156,000 160,000	$4,500 2,250 4,500 4,500	$40,000 17,000 35,000 30,000
Kurt R. Norman(2) President and Chief Operating Officer	2003 2002 2001 2000	$146,450 72,500 142,867 130,915	$155,000 75,000 140,000 143,000	$4,500 2,250 4,500 4,500	$40,000 17,000 35,000 30,000
Marvin E. Dee(3) Vice President—Chief Financial Officer, Secretary and Treasurer	2003 2002 2001 2000	$142,410 70,500 140,000 135,000	$92,000 40,000 72,000 64,000	$3,150 1,575 1,050	$40,000 17,000 35,000
Keenan A. Paulson Vice President—Water Treatment Group	2003 2002 2001 2000	$120,695 59,750 118,750 106,670	$81,000 40,000 68,000 68,000	$4,500 2,250 4,500 4,500	$40,000 17,000 35,000 30,000
John R. Sevenich Vice President—Manufacturing and Specialty	2003 2002 2001 2000	$117,665 58,250 115,750 110,683	$83,000 40,000 74,000 74,000	$4,500 2,250 4,500 4,500	$40,000 17,000 35,000 30,000

*
The Company changed its fiscal year from the Sunday closest to September 30 to the Sunday closest to March 31, beginning after a six-month transitional period ended March 31, 2002. Fiscal year 2002 compensation reflects the six-month period ended March 31, 2002.

(1)
Mr. Hawkins was elected Chairman and CEO effective February 16, 2000.

(2)
Mr. Norman was elected President and COO effective February 16, 2000.

(3)
Mr. Dee has been the Company's Chief Financial Officer since September 1999 and was elected Secretary and Treasurer in December 1999.

(a)   Employee Stock Purchase Plan

        All employees of the Company who have attained the age of 18 years and who have been employed by the Company for 90 days are eligible to participate in the Company's Employee Stock Purchase Plan. Under the Plan, each participant authorizes the Company to deduct a specified amount, not to exceed $500, from the participant's paycheck each month, to which the Company generally adds a bonus of 75% of such amount, to be used by a depository agent to purchase shares of the Company's common stock for the participant's individual account under the Plan.

(b)   Money Purchase Pension Plan

        Non-bargaining employees of the Company who have attained the age of 21 years and completed one year of service are eligible to participate in this defined contribution pension plan. Each year, the Company contributes a percentage of an eligible participant's compensation and this amount is credited to an account maintained for the participant under the Plan. The Company contributed 11% for the fiscal year ended March 30, 2003 and the six-month transitional period ended March 31, 2002, and 10% for the fiscal years ended September 30, 2001 and October 1, 2000. The maximum annual compensation that was used to determine Plan benefits was capped at $200,000 for the plan year ended March 31, 2003; this limit will be adjusted in future years under federal tax law for cost-of-living increases.

        Participant accounts are credited with the appropriate gains or losses resulting from employee-directed investments made by the Plan. A participant is fully vested after completing seven years of service. At retirement, the participant may elect to receive the amount credited to his or her account either as a lump sum, in installments, or in the form of an annuity contract.

(c)   Employee Stock Ownership Plan

        Non-bargaining employees of the Company who have attained the age of 21 years and completed one year of service are eligible to participate in the Company's Employee Stock Ownership Plan. Contributions to this Plan are made at the discretion of the Board of Directors and credited to individual accounts maintained for participants under the Plan.

        The amount of each contribution credited to a participant's account is proportionate to that participant's compensation compared to the total compensation paid to all participants in the Plan. The maximum annual compensation that was used to determine benefits was capped at $200,000 for the plan year ended March 31, 2003; this limit will be adjusted in future years under federal tax law for cost-of-living increases. In addition, the aggregate amount contributed in any one plan year for a participant under the Money Purchase Pension Plan and Employee Stock Ownership Plan may not exceed the lesser of 25% of compensation or $40,000.

        Participant accounts in the Employee Stock Ownership Plan are also credited with the appropriate gains or losses resulting from Plan investments. A participant is fully vested after completing seven years of service. At retirement, the participant may elect to receive the amount credited to his or her account either as a lump sum or in installments.

Option/SAR Grants and Exercises in Fiscal 2003

        There were no options or SAR's granted to or exercised by the Named Executive Officers in fiscal 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All decisions regarding compensation of executive officers of the Company during fiscal 2003 were made by the Compensation Committee of the Board of Directors. During fiscal 2003, the Compensation Committee was made up of the following directors: John S. McKeon, Duane M. Jergenson, G. Robert Gey and Daryl I. Skaar. None of the executive officers of the Company participates in any board vote setting his or her annual salary or bonus. During fiscal 2003, none of the members of the Compensation Committee were officers or employees of the Company and there were no interlock relationships.

COMPENSATION COMMITTEE REPORT ON ANNUAL COMPENSATION

        The annual compensation programs of the Company are designed to create incentives and reward performance. The Company's annual compensation mix generally has lower base salaries than comparable companies, coupled with an incentive system that rewards good performance and the achievement of Company objectives.

Executive Salaries

        Salary increases of the Company's executive officers are made based on inflation, performance and increase in corporate profits.

Executive Bonus Plan

        The bonus plan for executive officers uses the following factors:corporate performance, business unit performance and personal performance. The corporate performance rating is based on the Company's percentage growth in earnings per share over the prior year and its return on equity because these two factors are the primary determinants of share price over time. Business unit ratings are based primarily on profit performance (market share performance, new product development, workplace diversity and other factors are also considered). Personal ratings generally reflect such qualitative factors as quality of the strategic plan, organizational and management development progress and industry considerations, public affairs, and civic involvement.

        Corporate business unit ratings can range from .5 to 1.8 with top annual performance represented by a 1.5 or higher rating. Personal ratings can range from 0.0 to 1.5. These ratings are then combined with the participant's target incentive participation rate (a percentage of base salary which increases for higher positions within the Company). Both business unit and personal ratings are heavily dependent on achievement of financial objectives. The weights for executive officers are 50% corporate and 50% personal, while business unit officers are generally 38% unit, 12% corporate and 50% personal. The total corporate bonus package is approximately 11% of the Company's income from operations.

Chief Executive Officer Compensation

        The compensation of John R. Hawkins, Chief Executive Officer, is determined in the same manner as set forth above for all other executive officers.

        John S. McKeon        Duane M. Jergenson        G. Robert Gey        Daryl I. Skaar

Compensation Committee of the Board of Directors

COMPARATIVE STOCK PERFORMANCE GRAPH

        The following is a graph comparing the cumulative total shareholder return on the Company's common stock with the cumulative total returns of the NASDAQ Composite Index and the NASDAQ Industrial Index for the Company's last four fiscal years ended September, the six-month transitional period ended March 31, 2002 and the fiscal year ended March 30, 2003. The Company changed its fiscal year end from the Sunday closest to September 30 to the Sunday closest to March 31, beginning after a six-month transitional period ended on March 31, 2002. The graph assumes the investment of $100 in the Company's Common Stock, the NASDAQ Composite Index and the NASDAQ Industrial Index on September 28, 1997, and reinvestment of all dividends.

PROPOSALS BY SHAREHOLDERS

        In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement for next year's annual meeting, the written proposal must be received by the Company at its principal executive office no later than March 19, 2004. Any such proposals also must comply with the rules and regulations of the SEC regarding the inclusion of shareholder proposals in company sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year's annual meeting (without being included in the proxy materials), written notice of the proposal must be received by the Company no later than June 2, 2004. The persons named as proxies by the Company for that meeting will have discretionary authority to vote on any shareholder proposal for which such notice is not properly received by the Company and as otherwise permitted pursuant to the SEC's rules and regulations regarding the voting of proxies. Any director nominations made by shareholders also must comply with the relevant provisions set forth in Article I of the Company's Bylaws, as described under the caption "Election of Directors—Nominations" elsewhere in this proxy statement. A copy of the Bylaws has been filed with the SEC and is available on the SEC's website (www.sec.gov) or may be obtained by sending a written request to the Corporate Secretary at the Company's headquarters.

FORM 10-K

        The Company's 2003 Annual Report on Form 10-K for the fiscal year ended March 30, 2003, including financial statements, are being mailed with this Proxy Statement. Shareholders who wish to obtain an additional copy of the Company's Annual Report on Form 10-K for fiscal 2003 may do so without charge by writing to: Hawkins, Inc., 3100 East Hennepin Avenue, Minneapolis, Minnesota 55413, Attention: Corporate Secretary. The Annual Report on Form 10-K, as well as other Company reports, are also available on the SEC's website (www.sec.gov).

Dated: July 17, 2003.	BY ORDER OF THE BOARD OF DIRECTORS
MARVIN E. DEE, Secretary

- Please detach here -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1.

1.	Election of directors:	01 John R. Hawkins 02 Kurt R. Norman 03 Dean L. Hahn 04 Donald L. Shipp 05 Howard M. Hawkins	06 John S. McKeon 07 Duane M. Jergenson 08 G. Robert Gey 09 Daryl I. Skaar	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: to withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)		☐	For	☐	Against	☐	Abstain
2.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
(Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

HAWKINS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, August 14, 2003
3:00 P.M., Central Daylight Time

Four Points Sheraton Hotel
1330 Industrial Boulevard
Minneapolis, Minnesota

HAWKINS, INC. 3100 East Hennepin Avenue Minneapolis, Minnesota 55413	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on August 14, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all nominees in item 1.

By signing the proxy, you revoke all prior proxies and appoint John R. Hawkins, Kurt R. Norman and Marvin E. Dee, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

QuickLinks

SOLICITATION
REVOCATION AND VOTING OF PROXY
OUTSTANDING SHARES AND VOTING RIGHTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP
PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING ELECTION OF DIRECTORS (PROPOSAL 1)
OTHER MATTERS
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION AND OTHER BENEFITS
Summary Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON ANNUAL COMPENSATION
COMPARATIVE STOCK PERFORMANCE GRAPH
PROPOSALS BY SHAREHOLDERS
FORM 10-K